SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 1, 2005
OCA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13457	72-1278948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana	70002
(Address of Principal Executive Offices)	(Zip Code)
(504) 834-4392
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed from Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective December 1, 2005, OCA, Inc., a Delaware corporation (“OCA”), executed agreements with Gimili, LLC, a Louisiana limited liability company (“Gimili”), pursuant to which OCA contributed to Gimili interests in the following international entities (collectively, the “International Companies”): (1) Servicios Administrativos OCA, SA de CV (Mexico); (2) OCA International, Inc. (Brazil); (3) OCA China; (4) OCA Japan; and (5) Orthodontic Centers of America Europe, S.A. Copies of these agreements are attached hereto as Exhibits 99.1 and 99.2.
     OCA International, LLC, a Florida limited liability company (“OCAI”), was formed on October 18, 2005 to own, control and operate the International Companies. Pursuant to the agreements with Gimili, OCA contributed its ownership interests in the International Companies to OCAI in exchange for the following: (1) promissory notes from each of the International Companies totaling the principal amount of $12,500,000; and (2) an equity/ownership interest of 53.57% in OCAI. In exchange for contributions made to the International Companies totaling $1,300,000 by the end of calendar year 2005, Gimili received an equity/ownership interest of 46.43% in OCAI. Furthermore, pursuant to the agreements, Gimili has been engaged to provide management, administrative and investment services to OCAI and the International Companies, in return for which Gimili will receive no management fee but will be reimbursed for its costs incurred.
     Gimili is owned by the family of Bartholomew F. Palmisano, Sr., the Chairman of the Board, President and Chief Executive Officer of OCA.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 11, 2006, OCA appointed Michael F. Gries to serve as its Chief Restructuring Officer to manage restructuring and turnaround efforts in connection with a refinancing or restructuring of OCA’s debt.
     Mr. Gries, 51, is a founding member of Conway, Del Genio, Gries & Co., LLC (“CDG”), a financial advisory firm providing restructuring, crisis and turnaround management, and merger and acquisition services. Prior to founding CDG in 1998, Mr. Gries was with Ernst & Young LLP as a Partner and Director of the Restructuring and Reorganization practice in New York. For over 20 years, he has specialized in providing business and financial advice to companies, investors and other parties in both distressed and turnaround situations in diverse domestic and international businesses including heavy industrial products, light manufacturing including apparel and food processing, retail, advertising, newspaper publishing and broadcasting. He has a B.S. in accounting and finance from Northeastern University and is a member of the AICPA, the New Jersey State Society of Certified Public Accountants and the Association of Insolvency Accountants.
     As of January 3, 2006, OCA entered into an agreement with CDG, pursuant to which OCA engaged CDG to assist and advise OCA and to provide restructuring management and turnaround management services, including providing Mr. Gries as OCA’s Chief Restructuring Officer, in connection with a refinancing or restructuring of the debt obligations of OCA and its subsidiaries. A copy of this agreement is attached hereto as Exhibit 99.3. For its services under this agreement, OCA will pay CDG an initial retainer of $200,000 and a monthly fee of $200,000 plus reasonable expenses. Within 30 days of the commencement of this agreement, CDG will develop an overall strategy for its engagement, including goals to be achieved; and OCA and CDG will negotiate to establish an incentive fee based on the achievement of those goals, to be paid to CDG at the completion of its engagement. Prior to entering into this agreement, neither OCA nor any of its affiliates had any material relationships with CDG.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
99.1	OCA International, LLC Capitalization Agreement

99.2	OCA International, LLC Management Agreement

99.3	Conway, Del Genio, Gries & Co., LLC Engagement Letter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCA, INC.

	By:	/s/ Bartholomew F. Palmisano, Sr.

Bartholomew F. Palmisano, Sr. Chairman of the Board, President and Chief Executive Officer

Date: January 17, 2006

Exhibit Index
Exhibits	Description of Exhibit
99.1	OCA International, LLC Capitalization Agreement

99.2	OCA International, LLC Management Agreement

99.3	Conway, Del Genio, Gries & Co., LLC Engagement Letter